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                                                                  Exhibit 3.1(a)

                             CERTIFICATE OF INCORPORATION

                                          OF

                          COMCAST CABLE COMMUNICATIONS, INC.


    FIRST:    The name of the corporation is: COMCAST CABLE COMMUNICATIONS,
INC.

    SECOND:   The address of its registered office in the State of Delaware is:
100 West Tenth Street, Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is: THE CORPORATION TRUST COMPANY.

    THIRD:    The nature of the business or purposes to be conducted or
promoted is:

    To have unlimited power to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH:   The total number of shares of stock which the corporation shall have authority to issue is: One Thousand (1,000) shares of common stock, par value One Dollar ($1.00) per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

    FIFTH:    The name and mailing address of the incorporator is as follows:

                  Name                          Address
                  ----                          -------

           Florence B. Owens               12th Floor Packard Building
                                           15th and Chestnut Streets
                                           Philadelphia, Pennsylvania 19102

    SIXTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

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    SEVENTH:  Elections of directors need not be by written ballot unless the
By-Laws of the corporation shall so provide.

    IN WITNESS THEREOF, I have hereunto set my hand and seal this 31st day of March, 1981.

                                  /s/ Florence B. Owens              (SEAL)
                                  ----------------------------------
                                  Florence B. Owens












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